Exhibit 99.05

                               KILOWATT-HOUR SALES
                              (In Millions of KWHs)
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                                 3 Months Ended December                      12 Months Ended December
                         ---------------------------------------      ----------------------------------------
                            2003          2002         Change             2003           2002        Change
                            ----          ----         ------             ----           ----        ------
Kilowatt-Hour Sales-
Total Sales                45,514        44,677         1.9%            192,138        184,436        4.2%

Total Retail Sales-        35,475        35,419         0.2%            151,618        151,885       -0.2%
Residential                10,275        10,730        -4.2%             47,833         48,784       -1.9%
Commercial                 11,460        11,302         1.4%             48,372         48,250        0.3%
Industrial                 13,492        13,140         2.7%             54,415         53,851        1.0%

Total Wholesale Sales      10,039         9,258         8.4%             40,520         32,551       24.5%

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